     As filed with the Securities and Exchange Commission on March 22, 2000.
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               AUTOBYTEL.COM INC.
             (Exact Name of Registrant as Specified in Its Charter)


                   DELAWARE                            33-0711569
        (State or Other Jurisdiction of             (I.R.S. Employer
        Incorporation or Organization)             Identification No.)

           18872 MACARTHUR BOULEVARD
              IRVINE, CALIFORNIA                        92612-1400
   (Address of Principal Executive Offices)             (Zip Code)

                   AUTOBYTEL.COM INC. RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                   ARIEL AMIR
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            18872 MACARTHUR BOULEVARD
                          IRVINE, CALIFORNIA 92612-1400
                     (Name and address of agent for service)

                                 (949) 225-4500
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                             THOMAS R. POLLOCK, ESQ.
                             BRIGITTE LIPPMANN, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 318-6000

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                        Proposed
                                                                     Proposed            Maximum            Amount of
                                                 Amount To Be    Maximum Offering       Aggregate         Registration
     Title of Securities To Be Registered       Registered(1)    Price Per Share(2)   Offering Price(2)       Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001................       300,000           $8.22             $2,466,000          $651.02
======================================================================================================================

(1) The number of shares of common stock, par value $0.001 per share (the "Common Stock"), stated above consists of the aggregate number of shares which may be issued under the autobytel.com inc. Retirement Savings Plan (the "Plan"). The maximum number of shares which may be issued under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee is calculated on the basis of the average of the high and low sale prices per share of Common Stock as quoted on the Nasdaq National Market on March 21, 2000 (within 5 business days prior to filing this Registration Statement).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

           1. The Registrant's Form 8-A filed on March 5, 1999, pursuant to
      Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           2. The Registrant's final prospectus filed pursuant to Rule 424(b)(3) on March 26, 1999, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

           3. The description of the common stock contained in the Registrant's final prospectus filed pursuant to Rule 424(b)(3) on March 26, 1999, pursuant to the Securities Act.

           4. The Registrant's Current Report on Form 8-K dated April 29, 1999 relating to its first quarter financial results.

           5. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

           6. The Registrant's Registration Statement on Form S-8 filed on May 6, 1999 pursuant to the Securities Act.

           7. The Registrant's Current Report on Form 8-K dated July 29, 1999 relating to its second quarter financial results and its entering into a definitive agreement to acquire W.G. Nichols Inc. and a related entity.

           8. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

           9. The Registrant's Current Report on Form 8-K dated October 4, 1999 relating to the Registrant notifying W.G. Nichols Inc. that it had elected not to proceed with the previously announced acquisition of W.G. Nichols Inc. and a related entity.

           10. The Registrant's Current Report on Form 8-K dated October 14, 1999 relating to the Registrant entering into a definitive agreement to acquire A.I.N. Corporation.

           11. The Registrant's Current Report on Form 8-K dated October 28, 1999 relating to its third quarter financial results.

           12. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

           13. The Registrant's Registration Statement on Form S-8 filed on November 1, 1999 pursuant to the Securities Act.

           14. The Registrant's Current Report on Form 8-K dated January 27, 2000 relating to its financial results for the quarter and year ended December 31, 1999.

           15. The Registrant's Current Report on Form 8-K dated February 15, 2000 relating to its acquisition of the stock of A.I.N. Corporation and the Agreement and Plan of Merger dated October 14, 1999, as amended.

           In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

           Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

           The validity of the issuance of the shares of common stock registered under this registration statement has been passed upon for Autobytel.com by Paul, Hastings, Janofsky & Walker LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

           Article IX of Autobytel.com's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

           Article VII of Autobytel.com's Bylaws provides for the indemnification of officers and directors to the fullest extent permissible by the General Corporation Law of the State of Delaware.

           Autobytel.com has entered into agreements to indemnify its directors and officers. These agreements, among other things, indemnify Autobytel.com's directors and officers for expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as an officer or director of Autobytel.com.

           Autobytel.com's directors and officers shall not be entitled to indemnity under these agreements if a reviewing party appointed by the board of directors determines that such person is not entitled to be indemnified thereunder under applicable law. In addition, Autobytel.com's directors and officers may not be indemnified for expenses reasonably incurred regarding any claim related to the fact that such person was a director or officer of
Autobytel.com:

           1) if the expenses result from acts, omissions or transactions for which such person is prohibited from receiving indemnification;

           2) if the claims were initiated or brought voluntarily by one of Autobytel.com's directors or officers and not by way of defense, counterclaim or cross claim; or

           3) if a claim instituted by one of Autobytel.com's directors or officers or by Autobytel.com to enforce or interpret the indemnity agreement was found to be frivolous or made in bad faith by a court having jurisdiction over such matter.

           To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Autobytel.com as discussed above, Autobytel.com has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      Autobytel.com has a director and officers' liability insurance policy insuring its officeholders with respect to matters permitted by the Delaware General Corporation Law. The policy is limited to liability of $20 million plus legal fees.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8. EXHIBITS.

           The exhibits filed as part of this registration statement are as follows:

                                                                                SEQUENTIAL
 EXHIBIT NO.                              DESCRIPTION                            PAGE NO.
 -----------                              -----------                           ----------
     4.1         Amended and Restated Certificate of Incorporation of the
                 Registrant.(1)(2)

     4.2         Amended and Restated By-laws of the Registrant.(3)

     4.3         Form of Common Stock Certificate.(4)

     5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP.

     23.1        Consent of Arthur Andersen LLP.

     23.2        Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                 Exhibit 5.1).

     24.1        Power of Attorney (included on the Signature Page).

     99.1        autobytel.com inc. Retirement Savings Plan.

-----------------

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1, Registration No. 333-70621, originally filed with the Securities and Exchange Commission on January 15, 1999, and declared effective (as amended) on March 25, 1999 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended June 30, 1999 filed with the Commission on August 12, 1999.

(3)   Incorporated by reference to Exhibit 3.2 of the Registration Statement.

(4)   Incorporated by reference to Exhibit 4.1 of the Registration Statement.

ITEM 9.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

            A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 22, 2000.

                                        autobytel.com inc.
                                        (Registrant)


                                        By:  /s/ Mark W. Lorimer
                                             -----------------------------------
                                             Mark W. Lorimer
                                             Chief Executive Officer,
                                             President and Director

                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Lorimer, Hoshi Printer and Ariel Amir, with full power to act without the other, and each of them, as such person's true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                  TITLE                                       DATE
              ---------                                  -----                                       ----
/s/ Michael Fuchs                         Chairman of the Board and Director                    March 22, 2000
-------------------------------------
MICHAEL FUCHS

/s/ Jeffrey H. Coats                      Director                                              March 22, 2000
---------------------------------------
JEFFREY H. COATS

/s/ Mark N. Kaplan                        Director                                              March 22, 2000
-------------------------------------
MARK N. KAPLAN

/s/ Kenneth J. Orton                      Director                                              March 22, 2000
-------------------------------------
KENNETH J. ORTON

              SIGNATURE                                  TITLE                                       DATE
              ---------                                  -----                                       ----
/s/ Robert S. Grimes                      Executive Vice President and Director                 March 22, 2000
--------------------------------------
ROBERT S. GRIMES

 /s/ Mark W. Lorimer                      Chief Executive Officer, President and                March 22, 2000
-------------------------------------     Director (Principal Executive Officer)
MARK W. LORIMER

/s/ Hoshi Printer                         Senior Vice President and Chief Financial             March 22, 2000
-------------------------------------     Officer (Principal Financial Officer)
HOSHI PRINTER

/s/ Ann M. Delligatta                     Executive Vice President and Chief                    March 22, 2000
-------------------------------------     Operating Officer
ANN M. DELLIGATTA

/s/ Amit Kothari                          Vice President and Controller (Principal              March 22, 2000
-------------------------------------     Accounting Officer)
AMIT KOTHARI

/s/ Peter Titz                            Director                                              March 22, 2000
-------------------------------------
PETER TITZ

/s/ Richard A. Post                       Director                                              March 22, 2000
-------------------------------------
RICHARD POST

                                  EXHIBIT INDEX

                                                                                SEQUENTIAL
 EXHIBIT NO.                              DESCRIPTION                            PAGE NO.
 -----------                              -----------                           ----------
     4.1         Amended and Restated Certificate of Incorporation of the
                 Registrant.(1)(2)

     4.2         Amended and Restated By-laws of the Registrant.(3)

     4.3         Form of Common Stock Certificate.(4)

     5.1         Opinion of Paul, Hastings, Janofsky & Walker LLP.

     23.1        Consent of Arthur Andersen LLP.

     23.2        Consent of Paul, Hastings, Janofsky & Walker LLP (included in
                 Exhibit 5.1).

     24.1        Power of Attorney (included on the Signature Page).

     99.1        autobytel.com inc. Retirement Savings Plan.

---------------

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1, Registration No. 333-70621, originally filed with the Securities and Exchange Commission on January 15, 1999, and declared effective (as amended) on March 25, 1999 (the "Registration Statement").

(2) Incorporated by reference to Exhibit 3.1 of Form 10-Q for the Quarter Ended June 30, 1999 filed with the Commission on August 12, 1999.

(3)   Incorporated by reference to Exhibit 3.2 of the Registration Statement.

(4)   Incorporated by reference to Exhibit 4.1 of the Registration Statement.